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                                                                     EXHIBIT 3.2




                                                                  Exhibit A


                                    FORM OF
                  CERTIFICATE OF DESIGNATION, PREFERENCES AND
            RIGHTS OF SERIES A JUNIOR NON-CUMULATIVE PREFERRED STOCK

                                       of

                             U.S. HOME CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

                 We, Robert J. Strudler, Chairman and Co-Chief Executive Officer, and Richard G. Slaughter, Vice President - Planning and Secretary, of U.S. Home Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

                 That pursuant to the authority conferred upon the Corporation's Board of Directors (the "BOARD OF DIRECTORS") by the Restated Certificate of Incorporation, as amended, of the Corporation (the "CERTIFICATE OF INCORPORATION"), the Board of Directors on November 7, 1996 adopted by resolution this Certificate of Designation creating a series of 500,000 shares of Preferred Stock designated as Series A Junior Non-Cumulative Preferred
Stock:

                 Pursuant to the authority vested in the Board of Directors in accordance with the provisions of the Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Non-Cumulative Preferred Stock," $.10 par value per share, and the number of shares constituting such series shall be 500,000. Such number of shares may be increased or decreased by the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Junior Non-Cumulative Preferred Stock to a number less than the number of shares outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Non-Cumulative Preferred Stock.
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2.       Dividends and Distributions.

                 (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock, including specifically holders of shares of the Corporation's Convertible Redeemable Preferred Stock, $.10 par value per share (the "CONVERTIBLE PREFERRED STOCK"), ranking prior and superior to the shares of Series A Junior Non-Cumulative Preferred Stock with respect to dividends, holders of record of the Series A Junior Non-Cumulative Preferred Stock will be entitled to receive if, when, and as declared by the Board of Directors, but only out of funds legally available for the payment of cash dividends under the laws of the State of Delaware, quarterly dividends payable on the last day of March, June, September and December in each year (each such date being referred to herein as a "QUARTERLY DIVIDEND PAYMENT DATE"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Non-Cumulative Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock, $.01 par value per share ("COMMON STOCK"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), to be declared on the Common Stock with respect to the immediately preceding Quarterly Dividend Payment Date, or, in the case of the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Non-Cumulative Preferred Stock. In the event the Corporation shall at any time after November 7, 1996 (the "RIGHTS DECLARATION DATE") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Non-Cumulative Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (B) The Corporation shall declare a dividend or distribution on the Series A Junior Non-Cumulative Preferred Stock as provided in paragraph (A) above immediately prior to the time when it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock) and at no other time.

                 (C) Dividends on outstanding shares of Series A Junior Non-Cumulative Preferred Stock will not be cumulative. Dividends paid on the shares of Series A Junior Non-Cumulative Preferred Stock in an amount less than the total amount of such dividends at the time declared on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. Such dividends, if any, will be payable to holders of record on the date fixed for such purpose by the Board of Directors in advance of the payment of each such dividend.



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3.       Voting Rights.

                 (A) The holders of the Series A Junior Non-Cumulative Preferred Stock, voting together as a single class (except as otherwise provided herein or by law) with the holders of the Convertible Preferred Stock and the holders of the Common Stock, will have the right to vote on all matters requiring action of the stockholders of the Corporation or submitted to such stockholders for action, except when otherwise required by law.

                 (B) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Non-Cumulative Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Non-Cumulative Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (C) In the event the Board of Directors declares a dividend on the Series A Junior Non-Cumulative Preferred Stock, and the Corporation fails to pay such dividend for six consecutive fiscal quarters ("UNPAID DIVIDENDS") following the date of such declaration, the holders of the outstanding shares of Series A Junior Non-Cumulative Preferred Stock, voting as a single class, will be entitled, by written notice to the Corporation given by the holders of a majority of the Series A Junior Non-Cumulative Preferred Stock then outstanding or by ordinary resolution passed by the holders of a majority of the Series A Junior Non-Cumulative Preferred Stock then outstanding present in person or by proxy at a separate general meeting of such holders convened for the purpose, to elect two additional directors to the Board of Directors, to remove any such directors from office and to elect persons in place of such directors. No later than 30 days after such entitlement arises, if written notice by a majority of the holders of the Series A Junior Non- Cumulative Preferred Stock then outstanding has not been given as provided for in the preceding sentence, the Board of Directors, or an authorized committee thereof, will convene a separate general meeting for the foregoing purpose. In the event the Board of Directors or such authorized committee fails to convene such meeting within such 30-day period, the holders of 10 percent of the shares of the Series A Junior Non-Cumulative Preferred Stock then outstanding will be entitled to convene such meeting. The provisions of the Certificate of Incorporation relating to the convening and conduct of Special Meetings (as defined therein) will apply with respect to any such separate general meeting. Directors elected as aforesaid will serve until the next Annual Meeting (as defined in the Certificate of Incorporation). Upon the Corporation having paid all Unpaid Dividends in full, the term of any directors elected pursuant to this Section 3(C) will cease, and the number of directors of the Corporation will automatically be decreased by two.



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                 (D)      With respect to all matters upon which the holders of
the Series A Junior Non-Cumulative Preferred Stock, the Convertible Preferred Stock and Common Stock may be entitled to vote, voting together as a single class, such matters will require the affirmative vote of the holders of a majority of the votes cast by the holders of the Series A Junior Non-Cumulative Preferred Stock, the Convertible Preferred Stock and Common Stock entitled to vote, voting together as a single class, except where a higher or lower vote is required by (i) the General Corporation Law of the State of Delaware, (ii) the provisions of the Certificate of Incorporation, (iii) the provisions of the Corporation's Amended and Restated By-Laws or (iv) the provisions of this Certificate of Designation, Preferences and Rights.

                 (E) Except as set forth herein, holders of Series A Junior Non-Cumulative Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Convertible Preferred Stock and Common Stock as set forth herein) for taking any corporate action.

4.       Certain Restrictions.

                 For so long as any dividend declared on the Series A Junior Non-Cumulative Preferred Stock is unpaid, the Corporation shall not

                          (i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Non-Cumulative Preferred Stock;

                          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Non-Cumulative Preferred Stock, except dividends paid ratably on the Series A Junior Non-Cumulative Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Non-Cumulative Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Non-Cumulative Preferred Stock; or

                          (iv) redeem or purchase or otherwise acquire for consideration any shares of Series A Junior Non-Cumulative Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Non-Cumulative Preferred Stock,


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                 except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

5.       Liquidation, Dissolution or Winding Up.

                 (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made (i) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Non-Cumulative Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Non-Cumulative Preferred Stock shall have received $100 per share, plus an amount equal to declared and unpaid dividends and distributions thereon to the date of such payment; provided, that the holders of shares of Series A Junior Non-Cumulative Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment as hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock or (ii) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Non-Cumulative Preferred Stock, except distributions made ratably on the Series A Junior Non-Cumulative Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up (the "SERIES A LIQUIDATION PREFERENCE").

                 (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the aggregate amount to which holders of shares of Series A Junior Non-Cumulative Preferred Stock were entitled immediately prior to such event under the proviso in clause (i) of Section 5(A) shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                 (C) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Non-Cumulative Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

                 (D) For the purpose hereof, the voluntary sale, lease, exchange or transfer, whether for cash, stock, property or otherwise, of all or substantially all or part of the Corporation's property or assets to, or a consolidation or merger of the Corporation with or into,



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one or more other corporations or partnerships, or the reduction of the
Corporation's capital stock, will not be deemed to be a liquidation, dissolution or winding up of the Corporation.

6.       Ranking

                 The Series A Junior Non-Cumulative Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock and senior to the Common Stock, as to the payment of dividends and the distribution of assets, unless the terms of any such other stock shall provide otherwise.

7.       Consolidation, Merger, etc.

                 In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Non-Cumulative Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Non-Cumulative Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

8. No Redemption. The shares of Series A Junior Non-Cumulative Preferred Stock shall not be redeemable.

9.       Reacquired Shares.

                 Any shares of Series A Junior Non-Cumulative Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Certificate of Incorporation, or in any other Certificate of Designation creating a series of Preferred Stock of the Corporation or any similar stock or as otherwise required by law.



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10.      No Preemptive Rights

                 Holders of Series A Junior Non-Cumulative Preferred Stock will have no preemptive rights to subscribe for or purchase additional shares of any class of stock or other security of the Corporation.

11.      Legends

                 In addition to any other legend required to be set forth on each certificate representing Series A Junior Non-Cumulative Preferred Stock pursuant to the Certificate of Incorporation or by law, each such certificate will bear the following legend:

                 "U.S. HOME CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH HOLDER OF THE SERIES A JUNIOR NON-CUMULATIVE PREFERRED STOCK WHO SO REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF U.S. HOME CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS."

12. Amendment. The Certificate of Incorporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Non-Cumulative Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Non-Cumulative Preferred Stock, voting separately as a class.

13. Fractional Shares. Series A Junior Non-Cumulative Preferred Stock may be issued in fractions of a share, which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Non- Cumulative Preferred Stock.


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IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 8th day of November, 1996.

                                               /s/ Robert J. Strudler
                                               -------------------------
                                               Robert J. Strudler
                                               Chairman and Co-Chief
                                               Executive Officer

(Corporate Seal)

Attest:

/s/ Richard G. Slaughter
--------------------------
Richard G. Slaughter
Vice President - Planning
and Secretary


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